                                                                 EXHIBIT 23.1

                                AUDITOR'S CONSENT

         We have issued our report dated February 8, 2000, accompanying the consolidated financial statements and schedule included in the Annual Report of Applica Incorporated (f/k/a Windmere-Durable Holdings, Inc.) on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement of Applica Incorporated on Form S-8.

/s/ Grant Thornton LLP
------------------------
Grant Thornton LLP

Miami, Florida
June 21, 2000